SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): October 22, 2003


                        CONTINENTAL RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)


          OKLAHOMA                    333-61547                73-0767549
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)


                          302 North Independence
                              Enid, Oklahoma                        73701
                 (Address of principal executive offices)        (Zip Code)

                                 (580) 233-8955
              (Registrant's telephone number, including area code)

Item 5.  Other Events and Required FD Disclosure.

     On October 22, 2003, Continental Gas, Inc. ("Gas"), a wholly owned subsidiary of Continental Resources Corporation ("Resources"), closed on a new $35.0 million secured credit facility consisting of a senior secured term loan facility of up to $25.0 million, and a senior secured revolving credit facility of up to $10.0 million (individually, the "Term Loan Facility" and the "Revolving Loan Facility" and, collectively, the "Credit Facility"). The initial advance under the Term Loan Facility was $17.0 million and no funds were initially advanced under the Revolving Loan Facility. Advances under either facility can be made, at the borrower's election, as reference rate loans or LIBOR loans and, with respect to LIBOR loans, for interest periods of one, two, three or six months. Interest is payable on reference rate loans monthly and on LIBOR loans, at the end of the applicable interest period. The principal amount of the Term Loan Facility is to be amortized on a quarterly basis through June 30, 2006, the final payment being due September 30, 2006. The amount available under the Revolving Loan Facility may be borrowed, repaid and reborrowed until maturity on September 30, 2006. Interest on reference rate loans is calculated with reference to a rate equal to the higher of the reference rate of Union Bank of California, N.A. or the federal funds rate plus 0.5% (the "Reference Rate"). Interest on LIBOR loans is calculated with reference to the London interbank offered interest rate (the "LIBOR Rate"). Interest accrues at the Reference Rate or the LIBOR Rate, as applicable, plus, in either case, the applicable margin. The applicable margin is based on the then current senior debt to EBITDA ratio. The Credit Facility contains certain covenants, including covenants requiring that:

o    Gas maintain a certain interest charge coverage ratio;
o    Gas maintain a certain fixed charge coverage ratio;
o    Gas not exceed specified debt senior levels.

In addition, the Credit Agreement limits the ability of Gas to, among other things:

o    Incur indebtedness;
o    Engage in certain mergers and consolidations, liquidations and dissolutions
o    Engage is certain asset sales;
o    Make loans to others; and
o    Make investments and acquisitions, with certain exceptions.

     The Credit Agreement requires certain mandatory prepayments of 75% of excess cash flow.

     The Credit Facility is secured by a pledge of all the assets of Gas. A copy of the Credit Agreement is attached hereto as Exhibit 4.3.

     On October 22, 2003, Resources and the Administrative Agent for the lender banks under the Fourth Amended and Restated Credit Agreement dated March 28, 2002, as amended, entered into a Second Amendment to such Credit Agreement by deleting Gas as a guarantor of Resources' obligations under such Credit Agreement. The borrowing base under the Second Amendment to the Credit Agreement was revised to $145.0 million and the $17.0 million advance to Gas was used to reduce the outstanding balance of Resources credit facility.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits:

Exhibit
  No.                      Description
  ---                      -----------

4.1.5 Second Amendment dated October 22, 2003, to Fourth Amended and Restated Credit Agreement dated March 28, 2002, among the Registrant, Union Bank of California, N.A., Guaranty Bank, FSB and Fortis Capital Corp.

4.3 Credit Agreement by and among Continental Gas, Inc. and Union Bank of California, N.A., as administrative agent for the lenders, dated October 22, 2003.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CONTINENTAL RESOURCES, INC.

                                By:   ROGER CLEMENT
                                      Roger Clement, Senior Vice President and
                                      Chief Financial Officer

October 31, 2003

                                 EXHIBIT INDEX

Exhibit
  No.          Description                            Method of Filing
  ---          -----------                            ----------------
4.1.5   Second Amendment dated October 22, 2003,  Filed herewith electronically to Fourth  Amended and  Restated  Credit
        Agreement  dated March 28,  2002,  among
        the    Registrant,    Union    Bank   of
        California, N.A., Guaranty Bank, FSB and
        Fortis Capital Corp.

4.3     Credit    Agreement    by   and    among  Filed herewith electronically
        Continental  Gas, Inc. and Union Bank of
        California,   N.A.,  as   administrative
        agent for the lenders, dated October 22,
        2003.